Exhibit 99.1

PRESS RELEASE For Immediate Release

Monolithic Power Systems, Inc.

6409 Guadalupe Mines Road

San Jose, CA 95120 USA

T: 408-826-0600, F: 408-826-0601

www.monolithicpower.com

Monolithic Power Systems Announces Results for the

Quarter ended March 31, 2010

SAN JOSE, Calif. April 29, 2010—Monolithic Power Systems (MPS) (Nasdaq: MPWR), a leading fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced financial results for the quarter ended March 31, 2010.

The results for the quarter ended March 31, 2010 are as follows:

•	Net revenues of $50.3 million, up 8.0% sequentially from $46.5 million in the fourth quarter of 2009 and up 71.4% from $29.3 million in the first quarter of 2009.

•	Gross margin of 58.3%, compared to 58.7% in the fourth quarter of 2009 and 57.6% in the first quarter of 2009.

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GAAP operating expenses of $23.0 million, including $21.4 million for research and development and selling, general and administrative expenses, which includes $3.9 million for stock-based compensation and $1.6 million for litigation expenses.

•	Non-GAAP(1) operating expenses of $19.1 million, excluding $3.9 million for stock-based compensation, compared to $14.6 million for the three months ended March 31, 2009.

•	GAAP net income of $6.4 million, with GAAP earnings per share of $0.17 per diluted share.

•	Non-GAAP(1) net income of $9.9 million, or $0.26 per diluted share, excluding stock-based compensation and related tax effects.

“MPS had unprecedented growth in what is historically our weakest quarter”, said Michael Hsing, CEO of MPS. “I am very proud of the MPS team, as we quickly reacted to a strong market and were able to grow revenues to over $50 million in our first fiscal quarter.”

Business Outlook

The following are MPS’ financial targets for the second quarter ending June 30, 2010:

•	Revenues in the range of $53.0 million to $57.0 million.

•	Gross margin in a similar range to the first quarter of 2010.

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Research and development and selling, general and administrative expenses between $22.5 million and $25.0 million. Non-GAAP(1) research and development and selling, general and administrative expenses between $17.5 million and $19.5 million. This excludes an estimate of stock-based compensation expense in the range of $5.0 million to $5.5 million.

•	Litigation expense in the range of $2.0 million to $2.4 million.

(1) Non-GAAP net income, non-GAAP operating expenses and non-GAAP research and development and selling, general and administrative expense differ from net income, operating expenses, and research and development and selling, general and administrative expense determined in accordance with GAAP (Generally Accepted Accounting Principles in the United States). Non-GAAP net income for the quarter ended March 31, 2010 and 2009 excludes the effect of stock-based compensation expense and their related tax effects. Non-GAAP operating expenses for the quarter ended March 31, 2010 and 2009 exclude the effect of stock-based compensation expense. Projected non-GAAP research and development and selling, general and administrative expenses exclude the effect of stock-based compensation expense. A schedule reconciling these amounts is included at the end of this press release. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. MPS utilizes both GAAP and non-GAAP financial measures to assess what it believes to be its core operating performance and to evaluate and manage its internal business and assist in making financial operating decisions. MPS believes that the inclusion of non-GAAP financial measures, together with GAAP measures, provides investors with an alternative presentation useful to investors’ understanding of MPS’ core operating results and trends. Additionally, MPS believes that the inclusion of non-GAAP measures, together with GAAP measures, provides investors with an additional dimension of comparability to similar companies. However, investors should be aware that non-GAAP financial measures utilized by other companies are not likely to be comparable in most cases to the non-GAAP financials measures used by MPS.

Conference Call

MPS plans to conduct an investor teleconference covering its quarter ended March 31, 2010 results at 2:00 p.m. PT / 5:00 p.m. ET today, April 29, 2010. To access the conference call and the following replay of the conference call, go to http://ir.monolithicpower.com and click on the webcast link. From this site, you can listen to the teleconference, assuming that your computer system is configured properly. In addition to the webcast replay, which will be archived for all investors for one year on the MPS website, a phone replay will be available for seven days after the live call at 617-801-6888, code number 12024973. This press release and any other information related to the call will also be posted on the website.

Safe Harbor Statement

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, regarding, among other things, (i) targeted revenues, revenue growth rates, gross margin, GAAP and non-GAAP research and development and selling, general and administrative expenses, stock-based compensation expense and litigation expense for the quarter ending June 30, 2010, (ii) our outlook for the long term prospects of the company, (iii) our ability to accelerate our revenue and net income growth rates; (iv) our ability to penetrate new markets and expand our market share, (v) our expected pricing practices in 2010, (vi) the seasonality of our business, (vii) our ability to reduce our manufacturing costs, and (viii) statements of the assumptions underlying or relating to any statement described in (i), (ii), (iii), (iv), (v), (vi) or (vii). These forward-looking statements are not historical facts or guarantees of future performance or events, are based on current expectations, estimates, beliefs, assumptions, goals, and objectives, and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ include, but are not limited to, the risks, uncertainties and costs of litigation in which the company is involved; the outcome of any upcoming trials, hearings, motions, and appeals; any market disruptions or interruptions in MPS’ schedule of new product release development; adverse changes in production and testing efficiency; adverse changes in government regulations in foreign countries where MPS has offices; acceptance of, or demand for, MPS’ products, in particular the new products launched within the past 18 months, being lower than expected; competition generally and the increasingly competitive nature of our industry; the effect of catastrophic events; the adverse impact on MPS’ financial performance if its tax and litigation provisions are inadequate; difficulty in predicting or budgeting for future expenses and financial contingencies; and other important risk factors identified in MPS’ SEC filings, including, but not limited to, its Form 10-K filed on February 16, 2010.

The forward-looking statements in this press release represent MPS’ targets and current expectations, not predictions of actual performance. MPS assumes no obligation to update the information in this press release or in the accompanying conference call.

About Monolithic Power Systems, Inc.

Monolithic Power Systems, Inc. (MPS) develops and markets proprietary, advanced analog and mixed-signal semiconductors. The company combines advanced process technology with its highly experienced analog designers to produce high-performance power management integrated circuits (ICs) for DC to DC converters, LED drivers, Cold Cathode Fluorescent Lamp (CCFL) backlight controllers, Class D audio amplifiers, and Linear ICs. MPS products are used extensively in computing and network communications products, LCD monitors and TVs, and a wide variety of consumer and portable electronics products. MPS partners with world-class manufacturing organizations to deliver top quality, ultra-compact, high-performance solutions through the most productive, cost-efficient channels. Founded in 1997 and headquartered in San Jose, California, the company has expanded its global presence with sales offices in Taiwan, China, Korea, Japan, and Europe, which operate under MPS International, Ltd.

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Monolithic Power Systems, MPS, and the MPS logo are registered trademarks of Monolithic Power Systems, Inc. in the U.S. and trademarked in certain other countries.

Contact:

Rick Neely

Chief Financial Officer

Monolithic Power Systems, Inc.

408-826-0777

investors@monolithicpower.com

Consolidated Balance Sheets

(Unaudited, in thousands, except par value)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$48,865	$46,717
Short-term investments	126,724	118,914
Accounts receivable, net of allowances of $0 in both 2010 and 2009	24,541	15,521
Inventories	14,550	19,616
Deferred income tax assets, net - current	5	5
Prepaid expenses and other current assets	2,491	2,726

Total current assets	217,176	203,499

Property and equipment, net	21,696	17,968
Long-term investments	19,555	19,445
Deferred income tax assets, net - long-term	175	175
Other assets	713	734

Total assets	$259,315	$241,821

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,681	$7,787
Accrued compensation and related benefits	6,481	8,454
Accrued liabilities	7,293	7,681

Total current liabilities	25,455	23,922

Non-current income tax liability	4,915	4,915
Other long-term liabilities	58	27

Total liabilities	30,428	28,864

Stockholders’ equity:
Common stock, $0.001 par value, $36 and $35 in 2010 and 2009, respectively; shares authorized: 150,000,000; shares issued and outstanding: 35,755,150 and 35,165,316 in 2010 and 2009, respectively	184,860	175,518
Retained earnings	43,440	37,085
Accumulated other comprehensive income	587	354

Total stockholders’ equity	228,887	212,957

Total liabilities and stockholders’ equity	$259,315	$241,821

Consolidated Income Statements

(Unaudited, in thousands, except per share amounts)

	Three months ended March 31,
	2010	2009
Revenue	$50,250	$29,322
Cost of revenue*	20,954	12,431

Gross profit	29,296	16,891

Operating expenses:
Research and development*	11,040	8,117
Selling, general and administrative*	10,393	7,808
Litigation expense	1,567	2,046

Total operating expenses	23,000	17,971

Income (loss) from operations	6,296	(1,080)
Other income (expense):
Interest and other income	347	385
Interest and other expense	—	(94)

Total other income, net	347	291

Income (loss) before income taxes	6,643	(789)
Income tax provision (benefit)	287	(61)

Net income (loss)	$6,356	$(728)

Basic net income (loss) per share	$0.18	$(0.02)

Diluted net income (loss) per share	$0.17	$(0.02)

Weighted average common shares outstanding	35,421	33,696
Stock options	2,362	—

Diluted weighted-average common equivalent shares outstanding	37,783	33,696

* Stock-based compensation has been included in the following line items:
Cost of revenue	$79	$81
Research and development	1,735	1,560
Selling, general and administrative	2,210	1,772

Total	$4,024	$3,413

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
(in thousands, except per share amounts)

Net income	$6,356	$(728)

Adjustments to reconcile net income to non-GAAP net income
Stock-based compensation	$4,024	$3,413
Tax effect	(513)	(389)

Non-GAAP net income	$9,867	$2,296

Non-GAAP earnings per share, excluding stock-based compensation and related tax effects:
Basic	$0.28	$0.07
Diluted	$0.26	$0.06
Shares used in the calculation of non-GAAP earnings per share:
Basic	35,421	33,696
Diluted	37,783	35,420

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES
(in thousands, except per share amounts)

Total operating expenses	$23,000	$17,971

Adjustments to reconcile total operating expenses to non-GAAP total operating expenses
Stock-based compensation	$(3,945)	$(3,332)

Non-GAAP total operating expenses	$19,055	$14,639

2010 Second Quarter Outlook

RECONCILIATION OF R&D AND SG&A EXPENSES TO NON-GAAP R&D AND SG&A EXPENSES

(in thousands, except per share amounts)

	Three months ended June 30, 2010
	Low	High
R&D and SG&A	$22,500	$25,000

Adjustments to reconcile R&D and SG&A to non-GAAP R&D and SG&A
Stock-based compensation	(5,000)	(5,500)

Non-GAAP R&D and SG&A	$17,500	$19,500